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                                                                    EXHIBIT 23.3




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Florida Panthers Holdings, Inc. of our report dated January 29, 1997, except as to the subsequent event described in Note 12 which is as of March 20, 1997, relating to the financial statements of the Boca Raton Hotel and Club Limited Partnership, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP




Fort Lauderdale, Florida
May 5, 1999